EXHIBIT 99.1

PRESS RELEASE

DOLLAR TREE REPORTS RECORD FOURTH-QUARTER SALES OF $893.1 MILLION,
TOTAL SALES INCREASE 14.7%

CHESAPEAKE, Va. – February 5, 2004 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s largest $1.00 discount variety store chain, reported total sales for its fiscal fourth quarter were $893.1 million, in-line with Company guidance, and a 14.7% increase over the $778.9 million reported in last year’s fiscal fourth quarter. This year’s fourth quarter contained 91 days, November 2, 2003 through January 31, 2004, compared to 93 days in last year’s fourth quarter, November 1, 2002 through February 1, 2003.

Comparable-store sales increased 1.6% in this year’s fiscal fourth quarter. For the year, sales totaled $2.8 billion, an 18.7% increase over last year, on comparable-store sales growth of 2.9%.

“Another solid sales performance capped off a strong year,” President and CEO Bob Sasser said. “All three months of the fourth quarter were consistent with our expectations, with each month showing positive comparable-store sales. As we expected, holiday business came late, with strong sales throughout the second half of December.”

The Company today reaffirms its guidance for operating margin to improve from 14.0% in last year’s fourth quarter to a range of 14.5%-15.0% in this year’s fourth quarter.

As previously announced, the Company’s expectations for fiscal 2004 are as follows: For the fiscal first quarter, the Company estimates sales to be in the range of $700-$720 million, predicated on square footage growth of approximately 28% compared to first quarter 2003 and comparable-store sales growth of slightly positive to 3%. For the full year, the Company estimates sales to be in the range of $3.2-$3.3 billion, predicated on square footage growth of approximately 20% and comparable-store sales growth similar to that expected for the fiscal first quarter.

On Tuesday, February 24, 2004, the Company will release its fourth-quarter earnings results and host a conference call to discuss those results at 4:45 p.m. EST. The telephone number for the call is 610-769-8817, and reference DLTR. A recorded version of the call will be available until midnight Friday, February 27, and may be accessed by dialing 402-220-9670, reference DLTR. A webcast of the call is accessible through Dollar Tree’s website, www.DollarTree.com, as well as at Vcall’s website, www.Vcall.com, and will remain on-line until midnight Friday, February 27.

Dollar Tree operated 2,513 stores in 47 states as of January 31, 2004. During the fourth fiscal quarter of 2003, the Company opened 17 stores, closed 15 stores, and expanded or relocated 14 stores. For the year, Dollar Tree opened 183 stores, acquired 100 stores, closed 42 stores, and expanded or relocated 124 stores. The Company’s retail selling square footage totaled approximately 16.9 million at January 31, 2004, a 28% increase compared to a year ago. The Company also operates a coast-to-coast logistics network of nine distribution centers. Dollar Tree is a member of the NASDAQ 100 index.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook, or estimate. For example, our forward-looking statements include statements regarding fourth-quarter operating margin, as well as total and comparable-store sales and square footage growth for first quarter and full year 2004. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 28, 2003 and our Quarterly Report on Form 10-Q filed December 11, 2003. Also, carefully review “Risk Factors” in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Erica Robb or Adam Bergman, 757-321-5000
www.DollarTree.com